UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2009

ARRIN BACKGROUND, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53123	90-0347683
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

1956 Palma Drive, Suite J, Ventura, CA 93003

(Address of principal executive offices) (zip code)

(805) 477-0202

(Registrant's telephone number, including area code)

Copies to:

Gregory Sichenzia, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 2, 2009, Arrin Background, Inc. (the “Company”) entered into an Agreement and Plan of Merger with its wholly-owned subsidiary, Xertech Inc., pursuant to which the Company’s wholly owned subsidiary, Xertech Inc. was merged with and into the Company. In connection with the merger, the Company’s name was changed from Arrin Background, Inc. to Xertech Inc.

Item 7.01. Regulation FD Disclosure.

On July 9, 2009, the Company issued a press release concerning the matters discussed above. A copy of such press release is being furnished as Exhibit 99.1 to this current report on Form 8-K.

The information in this Item 7.01 of this current report on Form 8-K, together with the information in Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Such information shall not be deemed incorporated by reference into any registration statement or other document filed with the SEC.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
2.2	Agreement and Plan of Merger dated July 2, 2009
2.3	Articles of Merger
99.1	Press release dated July 9, 2009

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRIN BACKGROUND, INC.

Dated: July 9, 2009	By /s/ Catherine Lamberti
Name: Catherine Lamberti

Title: Chief Executive Officer